Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 12235 El Camino Real San Diego, California 92130-3002 o: 650.350-2300 f: 650.493.6811

September 27, 2023

Soleno Therapeutics, Inc.

203 Redwood Shores Pkwy, Suite 500

Redwood City, California 94065

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed by Soleno Therapeutics, Inc. (the “Company”) with the Securities and Exchange Commission pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration under the Securities Act of additional (i) shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (ii) pre-funded warrants to purchase shares of Common Stock (the “Warrants”) and (iii) shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and together with the Shares and Warrants, the “Securities”), with an aggregate offering price of $11,865,452.60. The Registration Statement incorporates by reference the Registration Statement on Form S-3 (Registration No. 333-252108) (the “Prior Registration Statement”), which was declared effective on February 9, 2021, including the prospectus which forms part of the Registration Statement. We understand that the Securities are to be sold by the Company to the underwriters for resale to the public as set forth in the Registration Statement and the Prior Registration Statement and pursuant to a form of underwriting agreement by and among the Company and the underwriters in substantially the form to be filed under a current report on Form 8-K (the “Underwriting Agreement”).

We are acting as counsel for the Company in connection with the sale of the Securities by the Company. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set out below, we are of the opinion that:

Soleno Therapeutics, Inc.

September 27, 2023

1.

The Shares have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms of and in the manner contemplated by the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

2.

The Warrants have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

3.

The Warrant Shares have been duly authorized by the Company and, when issued and delivered by the Company against payment of the exercise price therefor in accordance with the terms of the Warrants, will have been validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Prior Registration Statement, which is incorporated by reference into the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation